                                                                     EXHIBIT 3.8

                         ARTICLE OF AMENDMENT TO BY-LAWS
                      MEETING OF THE BOARD OF DIRECTORS OF
                     SYLVEST MANAGEMENT SYSTEMS CORPORATION


     A meeting of the Board of Directors of Sylvest Management Systems Corporation was held on October 19, 1992 at 10001 Derekwood Lane, Lanham, Maryland. Gary S. Murray, Areather T. Murray, and William S. Strang being all of the Directors, were present and waived notice of the meeting. Gary S. Murray acted as Chairman and Areather T. Murray acted as Secretary.

     That the Board of Directors of said corporation, hereby, unanimously adopt the resolutions set forth below, proposing and declaring advisable the amendments to the By-Laws of said corporation

     RESOLVED, that the By-Laws of Sylvest Management Systems Corporation,
     Article II, Section 1., thereof, be amended by changing Annual Shareholders' Meeting Date to March 1 effective hereafter.

     RESOLVED, that the By-Laws of Sylvest Management Systems Corporation,
     Article VII, thereof, be amended effective fiscal year 1992, as follows:
     The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

     IN WITNESS WHEREOF, said Sylvest Management Systems Corporation has caused its corporate seal to be hereunto affixed and this certification to be signed by its Board of Directors this 16th day of November, 1992.

                         SYLVEST MANAGEMENT SYSTEMS CORPORATION


                         By   /s/ Gary S. Murray
                             ----------------------------
                             Gary S. Murray, Chairman


Attest:


By:  /s/ Areather T. Murray           By   /s/ William S. Strang
    ------------------------------         --------------------------------
    Areather T. Murray, Secretary          William S. Strang, Board Member

                         ARTICLE OF AMENDMENT TO BY-LAWS
                      MEETING OF THE BOARD OF DIRECTORS OF
                     SYLVEST MANAGEMENT SYSTEMS CORPORATION


     A meeting of the Board of Directors of Sylvest Management Systems Corporation was held on October 24, 1991 at 10001 Derekwood Lane, Lanham, Maryland. Gary S. Murray, Areather T. Murray, and William S. Strang being all of the Directors, were present and waived notice of the meeting. Gary S. Murray acted as Chairman and Areather T. Murray acted as Secretary.

     That the Board of Directors of said corporation, hereby, unanimously adopt the resolutions set forth below, proposing and declaring advisable the amendments to the By-Laws of said corporation.

     RESOLVED, that the By-Laws of Sylvest Management Systems Corporation,
     Article I, Section 1., thereof, be amended by changing the principal offices in the State of Maryland to 10001 Derekwood Lane, Lanham, Maryland 20706.

     IN WITNESS WHEREOF, said Sylvest Management Systems Corporation has caused its corporate seal to be hereunto affixed and this certification to be signed by its Board of Directors this 19th day of November, 1991.


                         SYLVEST MANAGEMENT SYSTEMS CORPORATION


                         By   /s/ Gary S. Murray
                            --------------------------
                             Gary S. Murray, Chairman


Attest:


By:  /s/ Areather T. Murray          By   /s/ William S. Strang
    ------------------------------        --------------------------------
    Areather T. Murray, Secretary          William S. Strang, Board Member

                         ARTICLE OF AMENDMENT TO BY-LAWS
                  SPECIAL MEETING OF THE BOARD OF DIRECTORS OF
                     SYLVEST MANAGEMENT SYSTEMS CORPORATION


          A meeting of the Board of Directors of Sylvest Management Systems Corporation was held on March 20, 1989 at 6411 Ivy Lane, Greenbelt, MD. Gary
S. Murray, Areather T. Murray and William S. Strang being all of the Directors, were present and waived notice of the meeting. Gary S. Murray acted as Chairman and Areather T. Murray acted as Secretary.

          On motion duly made and seconded, the following resolutions were unanimously adopted by the Board.

          That the Board of Directors of said corporation, hereby, adopt the resolutions set forth below, proposing and declaring advisable the amendment to the By-Laws of said corporation:

          RESOLVED, that the By-Laws of Sylvest Management Systems Corporation,
          Article I, Section 1., thereof, be amended by changing the principal offices in the State of Maryland to 6411 Ivy Lane, Greenbelt, Maryland 20770.

          RESOLVED, that the By-Laws of Sylvest Management Systems Corporation,
          Article III, Section 2., thereof, be amended by changing the number of Directors of the Corporation to not less than three (3) nor more than five (5), the precise number to be determined annually by a resolution of the Board of Directors prior to mailing notice of any meeting of the election of Directors.

          RESOLVED, that the By-Laws of Sylvest Management Systems Corporation,
          Article VII, thereof, be amended effective fiscal year 1988, as follows: The fiscal year of the Corporation shall begin on the first day of October and end on the last day of September in each year.

          There being no further business to come before the meeting, it was on motion duly made and seconded, adjourned.

          IN WITNESS WHEREOF, said Sylvest Management Systems, Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Board of Directors, this 20th day of March 1989.


                         SYLVEST MANAGEMENT SYSTEMS CORPORATION


                              By   /s/ Gary S. Murray
                                  -------------------------
                                  Gary S. Murray, Chairman

Attest:


By:  /s/ Areather T. Murray          By   /s/ William S. Strang
    -----------------------------         -------------------------------
    Areather T. Murray, Secretary          William S. Strang, Board Member

                                     By-Laws

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION


                                    ARTICLE I

                                     OFFICES


     SECTION 1.  PRINCIPAL OFFICE.  The principal offices of the Corporation in
the      (1) AS PER ATTACHMENT ENTITLED "BY-LAWS"
         ----------------------------------------------------------------------
is at    (2)                                                                  .
         ----------------------------------------------------------------------

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such places both within and without the _____(3)_____ as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the Shareholders shall be held __(4)___ at such hour as the Board of Directors may fix, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held in the manner of designation herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Chairman of the Board of Directors or by a majority of the Board of Directors, and shall be called by the President or the Secretary at the request of the holders of not less than _____(5)_____ of all outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the _____(6)_____ as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by a majority of Shareholders entitled to vote at a meeting may designate any place, either within or without the _____(7)_____, as the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the
      (8)                  .

     SECTION 4. NOTICE OF MEETING. (a) Written or printed notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be
delivered not less than _____(9)_____     nor more than ______(10)_____ days
before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer of persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

     (b) Whenever notice is required to be given under any provisions of these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in these By-Laws, shall be deemed to be equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 5.     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
     (a) For the purpose of determining Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, _____(11)_____ days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice or to vote at a meeting of Shareholders, such books shall be closed for at least _____(12)_____ days immediately preceding such meeting.

     (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than _____(13)_____ days, and in case of a meeting of Shareholders, not less than _____(14)_____ days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

     (c) If no record date is fixed and the stock transfer books are not closed:

               (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (2) The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

               (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (d) A determination of Shareholders of record entitled to notice of, or to vote at, a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for the shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any Shareholder, for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer book or to vote at any meeting of Shareholders.

     SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from which a quorum shall be present or represented, any business may be transacted which have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than quorum.

     SECTION 8. VOTING. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Certificate of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast by shareholders entitled to vote thereon at a shareholders' meeting.

     SECTION 9. PROXIES. Every proxy must be dated and signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date on its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

     SECTION 10. CONSENTS. Whenever by a provision of statute or the Certificate of Incorporation or by these Bylaws the vote of shareholders is required or permitted to be taken at a meeting and thereof in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action's being taken.


                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be not less than _____(15)_____ nor more than _____(16)_____, the precise number to be determined annually by a resolution of the Board of Directors prior to mailing notice of any meeting of the election of Directors. The number of Directors shall not be changed after the annual meeting except at a special meeting of Shareholders called for that purpose. Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the _____(17)_____ or Shareholders of the Corporation. Any Director may resign at any time upon notice to the Corporation.

     SECTION 3. COMMITTEES. (a) The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as disqualified member at any meeting of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

     (b) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power to authority:

               (1)  in reference to amending the Certificate of Incorporation;

               (2)  adopting an agreement of merger or consolidation;

               (3) recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

               (4) recommend to the Shareholders a dissolution of the Corporation or a revocation of a dissolution;

               (5)  amending the By-Laws of Corporation; and

               (6) unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     (c) Each such committee shall keep a written record of its facts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

     SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the _____(18)_____ for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President, or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the _____(19)_____ as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 6. NOTICE. Notice of any special meeting shall be given at least _____(20)_____ days previously thereto by written notice delivered personally or mailed to each Director at his business address, or on _____(21)_____ day's notice by telegraph or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. Any Director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM; INTERESTED DIRECTORS. (a) A majority of the number of directors fixed in the manner provided by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     (b) No contract or transaction between the Corporation and one or more of the Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Shareholders; or

               (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Shareholders.

     (c) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 8. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at any annual meeting or at a special meeting of Shareholders called for that purpose.

     SECTION 10. COMPENSATION. When authorized by resolution of the Board of Directors, Directors and members of any committee of the Board of Directors shall be entitled to reasonable compensation for their services as Directors and members of any such committee and to reimbursement for any reasonable expenses incurred in attending such meeting. Any person receiving compensation under this provision shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

     SECTION 11. PRESUMPTION OF ASSENT. (a) A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     (b) A member of the Board of Directors or of any committee designated by the Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the Corporation.

     SECTION 12. INFORMAL ACTION. (a) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

     (b) The members of the Board of Directors or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a President, a Secretary and a Treasurer and, if determined by the Board of Directors to be appropriate, one or more Vice Presidents, each of whom shall be elected by the Board of Directors. The Board of Directors may from time to time elect a Chairman of the Board, Assistant Secretaries, Assistant Treasurers and such other officers, assistant officers, and agents as may be deemed necessary. Any two or more offices may be held by the same person, except of the offices of the President/ (22)

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall, when present, preside at all meetings of the Board of Directors. Except where required or permitted by law to be otherwise signed, the Chairman shall possess the same power as the Corporation which may be authorized by the Board of Directors.

     SECTION 6. THE PRESIDENT. The President shall have general supervision of the business and affairs of the Corporation and over its several officers, subject to the control of the Board of Directors. He shall, when present, preside at all meetings of the Shareholders. It shall be his duty to have general and active management of the business of the Corporation and to see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. THE VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President, if one be elected, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President, if there be one, may sign, with the Secretary or an

Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. Any additional Vice Presidents shall perform such duties as the President or the Board of Directors may from time to time designate.

     SECTION 8. THE SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders meetings, Board of Directors meetings and those of the Committees thereof in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign with the President or the Executive Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and (e) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 9. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer shall respectively, if required by the Board of such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

     SECTION 11. SALARIES. The salaries of the Officers shall be fixed from time to time by the President (except as to his own salary) or the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors or Executive Committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or Executive Committee. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or Executive Committee.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise disposed of shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President/Executive Vice President and by the Secretary or an Assistant Secretary. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the corporation or its employee, any signature on the certificate may be a facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued and the date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered or cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 3. RESTRICTION ON TRANSFER OF SHARES. The Board of Directors may place such restrictions on the transfer (whether inter-vivos, by inheritance, or by testamentary disposition), hypothecation, or other disposition of shares of capital stock issued by the Corporation, which, in its judgment, it deems advisable, and which do not unreasonably restrain alienation. Such restrictions may, among other things, require that the Corporation be furnished with an opinion of Counsel satisfactory to it, that such transfer, hypothecation, or other disposition will not result in the violation of any Federal or State law relating to securities transactions, or with a statement or ruling from the governmental agency administering such law to that effect. The same restrictions may be placed on previously issued and outstanding shares of capital stock of the Corporation if the consent of the holders, thereof is obtained. Any such restrictions placed on the capital stock of the Corporation shall be conspicuously noted on each certificate covering shares affected by such restrictions.

     SECTION 4. TRANSFER AGENT OR REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.


                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of _____(23)_____ and end of last day of _____(24)_____ in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                   ARTICLE IX

                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and have inscribed thereon the name of the Corporation, the state of incorporation, the date of same, and the words "Corporate Seal". In lieu of the corporate seal, when so authorized by the Board of Directors, a facsimile thereof may be impressed or affixed or reproduced.


                                    ARTICLE X

                                 INDEMNIFICATION

     SECTION 1. COVERAGE. The Corporation shall indemnify to the full extent permitted by law any person who is or was made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a Director, officer or employee of the Corporation or serves or served any other corporation or enterprise at the request of the Corporation.

     SECTION 2. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of another corporation or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

                                   ARTICLE XI

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                              BY-LAWS ATTACHMENT OF

                     SYLVEST MANAGEMENT SYSTEMS CORPORATION

     The above named corporation has adopted the attached By-Laws to which this attachment has been made a part.

1.   State of MARYLAND
2.   Business Address:  3009 Marcando Lane, Upper Marlboro, Md.  20772
3.   State of MARYLAND
4.   Annual Meeting Date:  November 1
5.   50%
6.   State of MARYLAND
7.   State of MARYLAND
8.   State of MARYLAND
9.   10
10.  20
11.  10
12.  10
13.  10
14.  10
15.  Two directors
16.  Two directors
17.  State of MARYLAND
18.  State of MARYLAND
19.  State of MARYLAND
20.  10
21.  20

22.  EVP/ (strike one)
23.  Fiscal Yr. Begins:  January 1
24.  Fiscal Yr. Ends:  December 31      Initials of Board of Directors:
                                         __________     __________
                                         __________     __________